Exhibit No. (23)

INDEPENDENT AUDITORS' CONSENT



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Kimberly-Clark Corporation:

We consent to the incorporation by reference in Kimberly-Clark Corporation's Registration Statements on Form S-8 (Nos. 33-49050, 33-58402, 33-64063, 33-64689, 333-02607, 333-06996, 333-17367, 333-38385, 333-43647, 333-71661,
333-94139, 333-85099, 333-51922, 333-61010, 333-62358 and 333-89314)
of our reports dated February 6, 2003 appearing in and incorporated by reference in this Annual Report on Form 10-K of Kimberly-Clark Corporation.



/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Dallas, Texas
March 14, 2003